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                                                                    Exhibit 10y.

                              BLOCK TIME AGREEMENT

                                    between

                 MedCare Technologies, Inc./RxSheets.com. Inc.

                                      and

                                Ranjit K. Bhogal



This Block Time Agreement ("Agreement") is entered into by and between MedCare Technologies, Inc./RxSheets.com, Inc. ("Company") and Ranjit K. Bhogal. The effective date of this agreement is April 17, 2000.


RECITALS

Company wishes to obtain the services of Ranjit K. Bhogal to assist the Company with, but not limited to, Internet technology evaluation and implementation, business strategy and business model evaluation and development, and project technical assistance detailed in 2.1.

Ranjit K. Bhogal has negotiated the terms of an agreement to provide such, with the Company and in so doing, has agreed to the terms as set forth hereafter.


AGREEMENT

MedCare Technologies, Inc./RxSheets.com, Inc. and Ranjit K. Bhogal hereby agree as follows:

1.  TERM OF AGREEMENT

Company hereby hires Ranjit K. Bhogal and Ranjit K. Bhogal accepts such employment for a term of not less than 80 hours for the month of April, commencing April 17, 2000 and no less than 115 hours per month for each calendar month thereafter, terminating no sooner than October 31, 2000 unless terminated as hereunder provided.

1.1  GENERAL PROVISIONS

1.1.1 SURVIVAL OF AGREEMENT. This agreement shall not be terminate by a restructuring of the Company or Ranjit K. Bhogal. If either or both parties restructure, but remain in business, this agreement shall survive.

1.1.2 LEGAL REPRESENTATION. Each party acknowledges that they have been advised to seek and are entitled to, separate legal counsel and they have either employed such counsel or, in the alternative, have voluntarily waived the right to consult counsel.

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1.1.3  NOTICES.  All notices and other communication provided for or permitted hereunder shall be in writing and shall be made by hand delivery, first class mail, or faxed, addressed as follows:

MedCare Technologies, Inc./                  Ranjit K. Bhogal
RxSheets.com, Inc.
1515 West 22nd Street
Suite 1210
Oak Brook, IL 60521
630-472-5300
630-472-5360 (fax)

All such notices and communications shall be deemed to have been duly given when delivered by hand if personally delivered; ten (10) business days after deposit in any United States Post Office within the continental United States or Canada Post office within Canada, and postage prepaid, if mailed; and when receipt is acknowledged, if faxed.

1.1.4 ATTORNEY'S FEES. In the event that a dispute arises with respect to this Agreement, the prevailing party in such dispute shall be entitled to recover all expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred in ascertaining such party's rights or in preparing enforce, or in enforcing, such party's rights under this Agreement, whether or not it was necessary o such party to institute suit.

1.1.5 COMPLETE AGREEMENT OF THE PARTIES. This is the complete agreement of the parties and it supersedes any agreement that has been made prior to this agreement.

1.1.6 ASSIGNMENT. This Agreement is of a personal nature and may not be assigned.

1.1.7  BINDING.  This Agreement shall be binding both of the parties hereto.

1.1.8 NUMBER AND GENDER. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural. The masculine gender shall include the feminine and neutral genders, and the word "person" shall include a corporation, firm, partnership, or other form of association.

1.1.9 GOVERNING LAW. Both parties hereby expressly acknowledge and agree that this Agreement is entered into in the State of Illinois and, to the extent permitted by law, this Agreement shall be construed, and enforced in accordance with the laws of the State of Illinois.

1.1.10 FAILURE TO OBJECT NOT A WAIVER. The failure of a party to object to, or to take affirmative action with respect to, any conduct of the other which is in violation of the terms of this Agreement shall not be construed as a waiver of the violation or breach or of any future violation, breach, or wrongful conduct until 90 days since the wrongful act or omission to act has passed.

1.1.11 UNENFORCEABLE TERMS. Any provision hereof prohibited or unenforceable under any applicable law of any jurisdiction shall, as to such jurisdiction, be ineffective without affecting any other provision of this Agreement. To the full extent, however, that the provisions of such applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms.

1.1.12 EXECUTION IN COUNTERPARTS. This Agreement may be executed in several counterparts and when so executed shall constitute one agreement binding on all the parties, notwithstanding that all parties are not signatory to the original and same counterpart.

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1.1.13  FURTHER ASSISTANCE.  From time to time, each party shall execute and deliver such further instruments and shall take such other action as any other party may reasonably request in order to discharge and perform their obligations and agreements hereunder and to give effect to the intentions expressed in this Agreement.

1.1.14 INCORPORATION BY REFERENCE. All exhibits referred to in this Agreement are incorporated herein, in their entirety by such reference.

1.1.15 CROSS REFERENCES. All cross-references in this Agreement, unless specifically directed to another agreement or document, refer to provisions in this Agreement, and shall not be deemed to be references to any other agreements or documents.

1.1.16 MISCELLANEOUS PROVISIONS. The various headings and numbers herein and the groupings of provisions of this Agreement into separate divisions are for the purpose of convenience only and shall not be considered a part hereof.

1.1.17 DELAY OF DUTIES. Ranjit K. Bhogal will not be liable for any delay due to circumstances beyond control, including work of employees, casualty, or unavailability of access to hardware, software, or any other such essential component deemed critical to the execution of duties.

1.1.18 FAILURE TO PAY. In the event the Company fails to pay any periodic or installment payment due hereunder, Ranjit K. Bhogal may cease said support without breach pending payment or resolution or any dispute, threatened or active.


2.  SERVICES OF Ranjit K. Bhogal.

2.1 SERVICES DEFINED. Ranjit K. Bhogal agrees to provide to MedCare Technologies, Inc./RxSheets.com, the following services:

115 hours of strategic consulting & management time per month to be used throughout the term of this agreement, with the exception of the month of April, where the total billable hours shall be limited to 80 hours. During the term of this agreement, Ranjit K. Bhogal shall conduct the following tasks:

  - Integration and development of hardware, connectivity and software for RxSheets.com;
  - Database architecture design and development for Internet application of RxSheets.com;
  -  Testing of hardware, connectivity and software
  - Successful launch of data center or, in the alternative, appropriate co-hosting/co-location service(s)
  - Identify, develop, and integrate specific marketing mechanisms in order to enhance site traffic and generate public awareness
  - Identify, install, and from time to time re-direct, efforts to ensure optimum search engine placement
  - Conduct necessary competitive analysis/comparative research in order to build and launch industry-related co-brand relationships
  -  Initiate Internet business development program for RxSheets.com
  - Perform additional projects that may arise during the term of this agreement which are necessary to grow and maintain RxSheets.com
  - Engage in necessary travel, not to exceed 5 (five) days per calendar month, accumulatively


2.2 SUBCONTRACTORS. Ranjit K. Bhogal may, at discretion, engage subcontractors to perform work hereunder, provided Ranjit K. Bhogal will pay said subcontractors and, in all instances, remain responsible for completion of this agreement.

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2.3  HOURS.  Ranjit K. Bhogal, upon completion of the Block Time hours referred to herein (115 hours/month, save and except the month of April whereby the total billable hours shall not be fewer than nor greater than 80 hours) shall charge at the rates of $250.00 per hour, providing at all times, supporting documentation detailing necessity of additional time, beyond the hours agreed to herein.


3.  NECESSARY SERVICES

3.1 PERFORMANCE OF DUTIES. Ranjit K. Bhogal agrees that all work including, but not limited to, contractors, subcontractors, employees, agents and representatives thereof, shall be performed by individuals authorized to perform said work. This work will entail at all times, faithfully, industriously, and to the best of their ability, experience, and the talents, all of the duties that may reasonably be assigned to them hereunder and, shall devote such time to the performance of such duties as may be necessary therefor.


4.  COMPENSATION

In consideration for the services required, the Company agrees to compensate Ranjit K. Bhogal as follows:

4.1 PAYMENT. Company shall pay to Ranjit K. Bhogal the sum of $250 per hour, with initial payment due and payable upon execution of this agreement, and each subsequent payment due no later than the first day of each calendar month thereafter. Company hereby agrees to expeditiously wire-transfer funds no later than the first day of each calendar month for the term of this agreement upon execution of the same.

4.2 CURRENCY. All payments including, but not limited to, reimbursement for real expenses, out-of-pocket expenses, incidentals and sum total of monies due within the terms defined in 4.1 shall be payable in US Funds.

4.3 EXPENSE REIMBURSEMENT. The Company shall reimburse Ranjit K. Bhogal for any out-of-pocket and real expenses, to include but not limited to, parts and supplies, hardware, software, peripherals, storage media, cable, licensing fees incurred in connection with the negotiation and execution of this Agreement and the performance of services required of Ranjit K. Bhogal, hereunder. Any and/or all expenses exceeding $250.00 shall require Company approval with a valid purchase order issued for the same.


5.  INDEPENDENT CONTRACTOR.  In performing services and duties hereunder, Ranjit
K. Bhogal and any person or persons acting on behalf of Ranjit K. Bhogal shall do so as independent contractors and are not, and are not to be deemed, employees or agents of the Company or any other person acting on behalf of the Company.


6.  REMEDY FOR BREACH

Ranjit K. Bhogal and the Company agree that they shall attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in the spirit of mutual friendship and cooperation. If any such attempts should fail, then the dispute shall first be submitted to a mutually acceptable neutral advisor having expertise in the area of the dispute for initial fact finding and mediation. Neither party shall unreasonably withhold acceptance of such an advisor, and selection of such an advisor shall be made within 45 days after written notice by one of the parties of such fact finding and mediation. The cost of such fact finding and mediation, and of all other subsequent alternative dispute resolution agreed upon by the parties, shall be shared equally by Company and Ranjit K. Bhogal. Any dispute which the parties cannot so resolve between themselves in good faith within six (6) months of the date of the initial demand in writing by either party for such fact finding shall be finally determined by a court within the State of Illinois.

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7.  TERMINATION

7.1 CAUSES FOR TERMINATION. This Agreement shall terminate immediately upon the occurrence of any one of the following events.

7.1.1  The expiration of the term hereof, being defined as October 31, 2000;

7.1.2  The written agreement of both parties;

7.1.3 Circumstances that make it impossible for the business of Ranjit K. Bhogal to be continued;

7.1.4 Circumstances that make it impossible for the business of MedCare Technologies, Inc./RxSheets.com, Inc. to be continued;

7.1.5 Ranjit K. Bhogal's breach of duties hereunder, unless waived by the Company;

7.1.6  Company's breach of duties hereunder, unless waived by Ranjit K. Bhogal.

7.2 COMPENSATION UPON TERMINATION. Unless otherwise mutually agreed in writing by the parties, the termination of this Agreement due to any cause other than that specified in subsection 7.1.4 shall not relieve the Company of its obligation to make any payment.



IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

MEDCARE TECHNOLOGIES, INC./
RXSHEETS.COM, INC.



   /s/ Jeffrey S. Aronin
-------------------------------------
Jeffrey S. Aronin
CEO & President
MedCare Technologies, Inc./
RxSheets.com, Inc.



RANJIT K. BHOGAL



/s/ Ranjit K. Bhogal
------------------------------
Ranjit K. Bhogal

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